EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-18921, 333-66077 and 333-74961) and on Form S-8 (File Nos. 2-90727, 33-21853, 33-26239, 33-47547, 33-59233, 333-00575, 333-03245 and 333-18269) of Tribune Company of our report dated June 16, 2000 relating to the financial statements of Tribune Company Savings Incentive Plan, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
June 23, 2000